UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2025

Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2025 (the “Effective Date”), Charles River Laboratories International, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership and Elliott International, L.P., a Cayman Islands limited partnership (each, an “Elliott Party,” and collectively, the “Elliott Parties”).

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, (i) appoint (a) Steven Barg (the “Investor Director”) and Mark Enyedy (and together with the Investor Director, the “Investor Designated Directors”) and (b) appoint Abraham Ceesay and Paul Graves (the “New Company Directors”, and together with the Investor Designated Directors, the “Cooperation Agreement Directors”) to the Company’s Board of Directors (the “Board”), effective following the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”, and such date of appointment, the “Appointment Date”), each with a term expiring at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”); and (ii) announce that four incumbent Directors as of the Effective Date will not stand for re-election to the Board at the 2025 Annual Meeting.

The Cooperation Agreement further provides that in the event that (i) any Investor Designated Director is unable or unwilling to serve as a Director, resigns as a Director, is removed as a Director or ceases to be a Director of the Company for any other reason prior to the expiration of the Cooperation Period (as defined below), the Company shall appoint a substitute director selected by the Elliott Parties and reasonably acceptable to the Company; and (ii) any New Company Director is unable or unwilling to serve as a Director, resigns as a Director, is removed as a Director or ceases to be a Director of the Company for any other reason prior to the expiration of the Cooperation Period, the Company shall appoint a substitute director selected by the Company and reasonably acceptable to the Elliott Parties; provided, that, in each case, at such time the Elliott Parties beneficially own a “net-long position” of, or have aggregate net-long economic exposure to, at least 3% of the Company’s then-outstanding common stock.

The Company has also agreed that, as soon as reasonably practicable following the Appointment Date, the Board shall appoint at least one Investor Designated Director to each of the Strategic Partnership and Capital Allocation Committee of the Board of Directors (the “Strategic Committee”), the Compensation Committee of the Board of Directors, and the Corporate Governance and Nominating Committee of the Board of Directors.

The Cooperation Agreement also provides that, following the Effective Date, the Board (through the Strategic Committee) will conduct a comprehensive review and evaluation of the Company’s business and prospects, including an examination of various alternatives to enhance long-term stockholder value. The Company further agreed, as part of this review, to appoint both Investor Designated Directors to the Strategic Committee.

The Cooperation Agreement includes certain voting commitments, customary standstill restrictions and mutual non-disparagement provisions that remain in place until the later of (x) the date that is 30 calendar days prior to the advance notice deadline under the Company’s Sixth Amended and Restated Bylaws for the nomination of non-proxy access Director candidates for election to the Board at the Company’s 2026 Annual Meeting of Stockholders and (y) the first day on which the Investor Director (or any replacement for the Investor Director who is an employee of an Elliott Party) ceases to serve as a member of the Board (such period, the “Cooperation Period”).

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

The Cooperation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Cooperation Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On May 6, 2025, Robert Bertolini, Deborah T. Kochevar, George E. Massaro and Richard F. Wallman each notified the Company of his or her decision to not stand for re-election to the Board at the 2025 Annual Meeting following the expiration of their respective terms prior to the 2025 Annual Meeting (resulting in four vacancies on the Board). None of the departures from the Board described herein are due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.02(d)

Pursuant to the Cooperation Agreement, the Board has agreed to, as promptly as practical following the Annual Meeting of Stockholders scheduled for May 20, 2025, to elect the Cooperation Agreement Directors as members of the Board (to fill the vacancies described in the preceding paragraph), effective immediately following such election, each with a term expiring at the 2026 Annual Meeting.

Non-employee members of the Company’s Board, including the Cooperation Agreement Directors, will be entitled to participate in the non-employee director compensation program arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements, as currently in effect, new directors initially appointed after the 2025 Annual Meeting will receive an initial equity award and cash retainer for board and board committee services on a pro-rata basis calculated at the time of service. The initial equity award (before pro-rata adjustment) has a value of $255,500 and will be issued in the form of 50% restricted stock or restricted stock units and 50% stock options, in each case to be issued on the first day of the month following initial election or appointment to the Board.

It is anticipated that Mr. Graves will be appointed to be a member of the Audit Committee, Mr. Enyedy will be appointed a member of the Corporate Governance and Nominating Committee, Mr. Barg will be appointed a member of the Compensation Committee, each of Messrs. Barg, Graves and Enyedy will be appointed as members of the Strategic Committee, and Mr. Ceesay will be appointed a member of the to-be-combined Science & Technology Committee and Responsible Animal Use Committee (n/k/a “New Approach Methodologies and Science Committee”).

There are no arrangements or understandings between any of the Cooperation Agreement Directors and any other person pursuant to which each was selected as a Director, other than with respect to the matters referenced under Item 1.01 of this Current Report on Form 8-K.

There have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the Cooperation Agreement Directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Cooperation Agreement, the Board agreed to limit the size of the Board to no more than 11 members until the expiration of the Cooperation Period.

Item 7.01	Regulation FD Disclosure.

On May 7, 2025, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Cooperation Agreement, by and among the Company and Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P., dated as of May 6, 2025

99.1	Press Release of Charles River Laboratories International, Inc., dated as of May 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date: May 7, 2025	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer